Exhibit 99.2

EarthSearch Communications International, Inc.
Balance Sheets

	March 31, 2010	December 31, 2009
	(unaudited)

ASSETS

Current Assets
Cash	$2,685	$766
Accounts receivable (net of allowance for doubtful accounts of $0 and $260,577 respectively)	2,423	2,259
Inventory	23,417	-
Prepaid expenses	5,000	5,000
Supplier advances	15,170	29,576
Total Current Assets	48,695	37,601

Property and Equipment, net	24,802	56,024

Other Assets
Capitalized research and development costs (net of accumulated amortization of $420,599 and $367,210 respectively)	220,070	273,458
Escrow deposits	245,000	100,000
Security deposits	4,521	4,521
Total Other Assets	469,591	377,979

Total Assets	$543,088	$471,604

See notes to unaudited financial statements.

EarthSearch Communications International, Inc.
Balance Sheets

	March 31, 2010	December 31, 2009
	(unaudited)

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Bank overdraft	$-	$5,207
Loans payable	663,055	646,930
Loans payable - related party	888,155	632,206
Accounts payable and accrued expenses	638,261	655,494
Accrued payroll and related liabilities	993,540	1,123,410
Total Liabilities	3,183,011	3,063,247

Stockholders' Deficit
Common stock, $.01 par value, 200,000,000 shares authorized,
153,300,899 and 136,064,233 issued and outstanding, respectfully		1,360,642
Additional paid-in capital	5,250,101	4,946,622
Deficit accumulated during the development stage	(9,423,033)	(8,898,907)
Total Stockholders' Deficit	(2,639,923)	(2,591,643)

Total Liabilities and Stockholders' Deficit	$543,088	$471,604

See notes to unaudited financial statements.

EarthSearch Communications International, Inc.
Statements of Operations
(unaudited)

	For the Three Months Ended
	March 31,	March 31,
	2010	2009

Revenue	$9,103	$51,170

Cost of Revenue	8,837	29,210

Gross Profit	266	21,960

Selling, General and Administrative Expenses	479,439	285,903

Loss from Operations	(479,173)	(263,943)

Other Income (Expense)
Other income	65	-
Interest expense	(21,979)	(3,577)
Loss on disposal of assets	(23,039)	-
Total Other Income (Expense)	(44,953)	(3,577)

Net Loss	$(524,126)	$(267,520)

Net Loss Per Share - Basic and Diluted	$(0.00)	$(0.00)

Weighted Average Number of Shares Outstanding During the Period -
Basic and Diluted	142,372,640	77,213,516

See notes to unaudited financial statements.

EarthSearch Communications International, Inc.
Statements of Cash Flows
(unaudited)

	For the Three Months Ended
	March 31,	March 31,
	2010	2009
Cash Flows Used In Operating Activities:
Net Loss	$(524,126)	$(267,520)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	57,024	55,223
Loss on disposal of assets	23,039	-
Stock issued in lieu of cash compensation	40,000	-
In kind contribution of services	257,846
Interest accrued on loans payable	18,750	10,125
Changes in operating assets and liabilities:
Security deposits	-	4,521
Accounts receivable, net	(164)	(17,653)
Inventory	(1,908)	(1,590)
Supplier advances	785	1,018
Bank overdraft	(5,207)	(8,837)
Accounts payable and accrued expenses	(17,233)	52,613
Accrued payroll and related liabilities	(129,870)	32,055
Net Cash Used In Operating Activities	(281,064)	(140,045)

Cash Flows Used In Investing Activities:
Capital expenditures	(3,341)	-
Capitalized research and development costs	-	(13,910)
Payments of escrow deposits	(145,000)	-
Net Cash Used In Investing Activities	(148,341)	(13,910)

Cash Flows From Financing Activities:
Proceeds from issuance of common stock	118,000	65,524
Proceeds from loans payable - related party	86,571	135,459
Repayments of loans payable - related party	(83,247)	(44,364)
Proceeds from loans payable	310,000	-
Net Cash From Financing Activities	431,324	156,619

Net Increase in Cash	1,919	2,664

Cash at Beginning of Period	766	28

Cash at End of Period	$2,685	$2,692

See notes to unaudited financial statements.

EarthSearch Communications International, Inc.
Statements of Cash Flows (Continued)
(unaudited)

	For the Three Months Ended
	March 31,	March 31,
	2010	2009
Supplemental disclosure of cash flow information:

Cash paid for interest	$3,229	$-

Cash paid for taxes	$-	$-

Non-cash investing and financing activities:

Issuance of 6,000,000 shares of common stock in conversion of loans payable - related party	$60,000	$-

See notes to unaudited consolidated financial statements.

EarthSearch Communications International, Inc.
Notes to Financial Statements
March 31, 2010
(unaudited)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

EarthSearch Communications International, Inc. (the “Company”, “we”, “us”, “our”, or “EarthSearch”) was founded in November 2003 as a Georgia corporation. The Company subsequently re-incorporated in Delaware on July 8, 2005.

The operations of its former wholly-owned subsidiary, EarthSearch Localizacao de Veiculos, Ltda, were discontinued during 2007.

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in The United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information.  The results of operations for the interim period ended March 31, 2010 shown in this report are not necessarily indicative of results to be expected for the full fiscal year ending December 31, 2010. In the opinion of the Company’s management, the information contained herein reflects all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the Company’s results of operations, financial position and cash flows. The unaudited interim financial statements should be read in conjunction with the audited financial statements in the Company’s Form 8-K filed on April 12, 2010 and Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Nature of Operations

The Company is an early stage research and development company with specialization in GPS and RFID technology. The Company’s development of GPS devices embedded with RFID modules represents its core technology and products. We have filed a provisional business process patent application with the United States Patent and Trademark Office, and have commenced sales and commercialization of the technology which we expect will result in revenue that will allow us to sustain our current operation and get to a profitable status.

The company launched sales operations in 2008 but subsequently withdrew sales and commercial resources from the market mid-2008 and 2009 due to the negative economic and market conditions.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Significant estimates in the accompanying financial statements include the amortization period for intangible assets, impairment valuation of intangible assets, depreciable lives of the website and property and equipment, valuation of share-based payments and the valuation allowance on deferred tax assets.

Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At March 31, 2010 and December 31, 2009, respectively, the Company had no cash equivalents.

Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by ASC 260-10, “Earnings Per Share.” As of March 31, 2010 and 2009, respectively, there were no common share equivalents outstanding.

EarthSearch Communications International, Inc.
Notes to Financial Statements
March 31, 2010
(unaudited)

Income Taxes

The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”).  Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Research and Development Costs

Costs incurred internally in researching and developing a computer software product is charged to expense until technological feasibility has been established for the product. Once technological feasibility is established, all software costs are capitalized until the product is available for general release to customers. Judgment is required in determining when technological feasibility of a product is established. We have determined that technological feasibility for our software products is reached after all high-risk development issues have been resolved through coding and testing. Generally, this occurs shortly before the products are released to manufacturing which occurred in January 2007. The amortization of these costs is included in cost of revenue over the estimated life of the products, which is estimated to be 3 years.

Segment Information

In accordance with the provisions of ASC 280-10, “Disclosures about Segments of an Enterprise and Related Information”, the Company is required to report financial and descriptive information about its reportable operating segments.  The Company does not have any operating segments as of March 31, 2010.

Revenue Recognition

The Company recognized revenue on arrangements in accordance with FASB Codification Topic 605, “Revenue Recognition”   (“ASC Topic 605”).  Under ASC Topic 605, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.  Revenue is recognized when products are received and accepted by the customer.  Risk of loss transfers from the manufacturer to the Company upon shipment of product from the warehouse.

Reclassification

Certain amounts from prior period have been reclassified to conform to the current period presentation.

Recent Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued ASC 105-10, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles - a replacement of FASB Statement No. 162” (“SFAS No. 168”).  Under ASC 105-10, the “FASB Accounting Standards Codification” (“Codification”) becomes the source of authoritative U. S. GAAP to be applied by nongovernmental entities.  Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants.

ASC 105-10 is effective for financial statements issued for interim and annual periods ending after September 15, 2009.  On the effective date, the Codification supersedes all then-existing non-SEC accounting and reporting standards.  All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative.  The adoption of ASC 105-10 did not have to an impact on the Company’s financial statements.

EarthSearch Communications International, Inc.
Notes to Financial Statements
March 31, 2010
(unaudited)

In June 2009, the Securities and Exchange Commission’s Office of the Chief Accountant and Division of Corporation Finance announced the release of ASC 805-10 (Staff Accounting Bulletin (SAB) No. 112).  This staff accounting bulletin amends or rescinds portions of the interpretive guidance included in the Staff Accounting Bulletin Series in order to make the relevant interpretive guidance consistent with current authoritative accounting and auditing guidance and Securities and Exchange Commission rules and regulations.  Specifically, the staff updated the Series in order to bring existing guidance into conformity with recent pronouncements by the Financial Accounting Standards Board, namely, ASC 805-10, Business Combinations, and ASC 810-10 Non-controlling Interests in Consolidated Financial Statements.  The statements in staff accounting bulletins are not rules or interpretations of the Commission, nor are they published as bearing the Commission’s official approval.  They represent interpretations and practices followed by the Division of Corporation Finance and the Office of the Chief Accountant in administering the disclosure requirements of the Federal securities laws.

In October 2009, the Financial Accounting Standards Board (“FASB”) issued an Accounting Standard Update (“ASU”) No. 2009-13, which addresses the accounting for multiple-deliverable arrangements to enable vendors to account for products or services separately rather than as a combined unit and modifies the manner in which the transaction consideration is allocated across the separately identified deliverables. The ASU significantly expands the disclosure requirements for multiple-deliverable revenue arrangements. The ASU will be effective for the first annual reporting period beginning on or after June 15, 2010, and may be applied retrospectively for all periods presented or prospectively to arrangements entered into or materially modified after the adoption date. Early adoption is permitted, provided that the guidance is retroactively applied to the beginning of the year of adoption. The Company does not expect the adoption of ASU No. 2009-13 to have any effect on its financial statements upon its required adoption on January 1, 2011.

NOTE 2 - LOANS PAYABLE

Loans payable consist of the following:

	March 31,	December 31,
	2010	2009

Unsecured $450,000 note payable to Azfar Haque, which bears interest at 9% per annum and was originally due June 15, 2008. The note is currently in default. Accrued interest is equal to $82,430 and $72,305 respectively.	$532,430	$522,305
Unsecured $80,000 note payable to Rainmaker Global, Inc. which bears interest at 30% per annum and was originally due December 31, 2009. The note is currently in default. Accrued interest is equal to $12,125 and $6,125 respectively.	92,125	86,125
Unsecured non-interest bearing note payable due on demand by Company to Charms Investments Inc.	185,000	25,000
$25,000 convertible note payable to Charms Investments Inc., which bears interest at 10% per annum and was originally due March 1, 2010. The due date of the note has been extended to December 31, 2010. Accrued interest is equal to $625 at March 31, 2010	25,625	-
$30,000 convertible note payable to Charms Investments Inc., which bears interest at 10% per annum and was originally due March 15, 2010. The due date of the note has been extended to December 31, 2010. Accrued interest is equal to $625 at March 31, 2010	30,625	-
$55,000 convertible note payable to Charms Investments Inc., which bears interest at 10% per annum and was originally due April 15, 2010. The due date of the note has been extended to December 31, 2010. Accrued interest is equal to $875 at March 31, 2010	55,875	-
$40,000 convertible note payable to Charms Investments Inc., which bears interest at 10% per annum and is due October 16, 2010. Accrued interest is equal to $500 at March 31, 2010.	40,500	-
Unsecured non-interest bearing note payable due on demand by Company to Leonard Marella.	20,000	20,000
Unsecured non-interest bearing note payable due on demand by Company to Steve Palmer.	8,000	8,000
Unsecured non-interest bearing note payable due on demand by Company to Syed Ahmed.	7,000	7,000
Unsecured non-interest bearing note payable due on demand by Company to Alina Farooq.	3,500	3,500

Total	$1,000,680	$671,930

EarthSearch Communications International, Inc.
Notes to Financial Statements
March 31, 2010
(unaudited)

The Company accrued interest expense of $18,750 and $46,625 for the three months ended March 31, 2010 and the year ended December 31, 2009, respectively, on the above loans.

Loans payable – related parties consist of the following:

	March 31,	December 31,
	2010	2009

Unsecured non-interest bearing note payable due on demand by Company to Frank Russo, a Director in the Company.	$423,006	$476,206
Unsecured non-interest bearing note payable due on demand by Company to Edward Eppel.	127,524	126,400
Unsecured non-interest bearing note payable due on demand by Company to Andrea Rocha, Company Comptroller and President’s wife	-	2,600
Unsecured non-interest bearing note payable due on demand by Company to Kayode Aladesuyi, Company Chief Executive Officer and President and significant Company shareholder.	-	2,000

Total	$550,530	$607,206

NOTE 3 – RELATED PARTIES

Frank Russo, a Director of the Company, is a note holder of the Company (see Note 2 – Loans Payable).   During the three months ended March 31, 2010, Mr. Russo converted $60,000 of the note into 6,000,000 shares of the Company’s common stock.  Also during the quarter ended March 31, 2010, the Company borrowed $16,800 from and repaid $10,000 to Mr. Russo.

Edward Eppel, a Director of the Company, is a note holder of the Company (see Note 2 – Loans Payable).  During the quarter ended March 31, 2010, the Company borrowed $1,124 from Mr. Eppel.

Andrea Rocha, Comptroller of the Company, is the wife of Kayode Aladesuyi, the Company’s Chief Executive Officer, President and a Director of the Company.  Ms. Rocha was a note holder of the Company (see Note 2 – Loans Payable).  During the quarter ended March 31, 2010, the Company repaid the note to Ms. Rocha.

Kayode Aladesuyi is a note holder of the Company (see Note 2 – Loans Payable).  During the quarter ended March 31, 2010, the Company repaid the note to Mr. Aladesuyi.  Also during the three months ended March 31, 2010, the Company issued 4,000,000 of common stock to Mr. Aladesuyi for services (see Note 4 – Stockholders’ Deficit).

During the three months ended March 31, 2010, officers and shareholders of the Company contributed services having a fair market value of $257,846 (see Note 4 – Stockholders’ Deficit).

NOTE 4 - STOCKHOLDERS’ DEFICIT

Common Stock Issued for Cash

During the three months ended March 31, 2009, the Company issued 1,961,709 shares of common stock for a total of $65,524 ($0.033 per share).

During the three months ended March 31, 2010, the Company issued 7,236,666 shares of common stock for a total of $118,000 ($0.016 per share).

EarthSearch Communications International, Inc.
Notes to Financial Statements
March 31, 2010
(unaudited)

Common Stock Issued in Conversion of Debt

During the three months ended March 31, 2010, the Company issued 6,000,000 shares of common stock in the conversion of $60,000 of a note payable to a related party (see Note 3 – Related Parties).

Stock Issued for Services

During the three months ended March 31, 2010, the Company issued 4,000,000 of common stock to Kayode Aladesuyi, the Company’s Chief Executive Office, President and a Director of the Company, for services (see Note 3 – Related Parties).

In-Kind Contribution of Services

During the three months ended March 31, 2010, officers and shareholders of the Company contributed services having a fair market value of $257,846 (see Note 3 – Related Parties).

NOTE 5 – ESCROW DEPOSITS

On December 18, 2009, the principal shareholders (the “Sellers”) of East Coast Diversified Corporation (“ECDC”) entered into a Securities Purchase Agreement (the “Agreement”) with Kayode Aladesuyi (the “Buyer”), the President of the Company, pursuant to which Sellers, owners of record and beneficially an aggregate of 7,029,950 shares of Common Stock, par value $0.001 per share (“Common Stock”) of ECDC, agreed to sell and transfer Sellers' 7,029,950 shares of Common Stock (the "Sellers’ Shares”) to the Buyer for total consideration of Three Hundred Thousand ($300,000) Dollars. The Agreement also provides that the Company will enter into a share exchange agreement with the Company.

In connection with this transaction the Company deposited $220,000 as of March 31, 2010 and $100,000 as of December 31, 2009 in escrow towards the final purchase price of the transaction.  The escrow deposits will be reimbursed to the Company by the ultimate investors acquiring the Sellers’ shares.

On January 15, 2010, ECDC and the Company executed a Share Exchange Agreement pursuant to which ECDC agreed to issue 35 million restricted shares to the shareholders of the Company for 100% of the their outstanding shares. The final closing was concluded and is effective April 2, 2010. The board of ECDC passed a resolution electing the board and management of the Company and effectively resigned from the board of ECDC.

On January 26, 2010, the Company began negotiations with G-TECHONOLOGIES SDN BHD (“G-TECH”), a Malaysian entity, to acquire a 10% interest of G-TECH and issued a $25,000 refundable deposit with G-TECH.  The Company is currently performing its due diligence of G-TECH and is continuing its negotiations.

NOTE 6 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has incurred a net loss of $524,126 and $267,520 for the quarters ended March 31, 2010 and 2009 and has incurred cumulative losses since inception of $9,423,033.  The Company has a stockholders’ deficit of $2,639,923 at March 31, 2010.  These factors raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.  The Company’s continuation as a going concern is dependent upon its ability to generate revenues, its ability to continue to raise investment capital, and implement its business plan.  No assurance can be given that the Company will be successful in these efforts.

EarthSearch Communications International, Inc.
Notes to Financial Statements
March 31, 2010
(unaudited)

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.  Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 7 - LEGAL

July 13, 2010, the Company was named in a lawsuit captioned ArrivalStar S.A. and Melvino Technologies Limited v. EarthSearch Communications International, Inc.. U.S. District Court, Northern District of Illinois, 1:10-CV-04349.  The lawsuit alleges that EarthSearch had infringed on various patents.  On September 1, 2010, both parties agreed to a Settlement, Release and License Agreement which provides numerous domestic and international patents usable by EarthSearch for minimal fees.

NOTE 8 - SUBSEQUENT EVENTS

On January 15, 2010, ECDC and the Company executed a Share Exchange Agreement pursuant to which ECDC agreed to issue 35 million restricted shares to the shareholders of the Company for 100% of the their outstanding shares. The final closing was concluded and is effective April 2, 2010. The board of directors of ECDC passed a resolution electing the board and management of the Company and effectively resigned from the board of ECDC.

The Share Exchange Agreement will be accounted for as a recapitalization wherein EarthSearch is considered the acquirer for accounting and financial reporting purposes.

On July 9, 2010, the Company issued 500,000 shares of its common stock in conversion of $25,000 of notes payable with a related party.

On July 16, 2010, the Company issued 500,000 shares of common stock in a private placement for $19,975 cash ($0.04 per share).

On July 26, 2010, the Company issued 1,645,000 shares of common stock to eight shareholders in a private placement for an aggregate of $129,250 cash ($0.079 per share).

On August 3, 2010, the Company issued 200,000 shares of its common stock for future services.

On August 5, 2010, the Company issued 1,000,000 shares of common stock in a private placement for $40,000 cash ($0.04 per share).

On August 5, 2010, the Company issued 500,000 shares of its common stock for future services.

On September 1, 2010, the Company executed a Settlement, Release and License Agreement for various domestic and international patents (see Note 7 - Legal).

On September 1, 2010, the Company’s Board of Directors authorized to increase the Company’s authorized Common Stock to 200 million (200,000,000) shares.

On September 17, 2010, the Company’s Board of Directors authorized a twenty-five million share common stock incentive plan (the “2010 Stock Incentive Plan”) for our management and consultants to be registered under a registration statement on Form S-8.

The Company’s Board of Directors unanimously agreed to grant two million shares to Mr. Aladesuyi, under the 2010 Stock Incentive Plan dated September 17, 2010, in lieu of unpaid salary of $87,500 out of an accrued aggregate of $175,000.  Such shares of common stock shall be issued from the shares registered under a registration statement on Form S-8 representing the 2010 Stock Incentive Plan.

Mr. Aladesuyi used to own various patents and we have used those certain patents, Application No. 61/245,141 and 11/854,305.  On September 17, 2010 the Company obtained, without prepayment, the United States exclusive rights to use those patents for a renewable period of 5 years pursuant to a certain license agreement with BBGN&A LLC, a Nevada limited liability company, the entity currently owning the patents.  Mr. Aladesuyi is the majority owner of BBGN&A LLC.